UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
February 13, 2019
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation or Organization)	(IRS Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01	Financial Statement and Exhibits.

SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Stock Option Awards
On February 13, 2019, the Compensation Committee of the Board of Directors of the Sharps Compliance Corp. (the "Company") approved the following stock option awards for certain executive officers on a discretionary basis:

Officer	Stock Options
David P. Tusa, Chief Executive Officer and President	400,000
Diana P. Diaz, Vice President and Chief Financial Officer	100,000

These stock options ("Stock Options") were granted under the shareholder approved Sharps Compliance Corp. 2010 Stock Plan (the "2010 Stock Plan"). For so long as the holder is employed by the Company, or any of its subsidiaries, the right to exercise such stock options shall vest as follows:

•	25% on February 13, 2020;

•	25% on February 13, 2021;

•	25% on February 13, 2022; and

•	25% on February 13, 2023.

The stock options have a seven (7) year term. Upon a change in control, as defined in the 2010 Stock Plan, any unvested stock options become fully vested. Upon any separation from service, holders of the Stock Options will be entitled to exercise the Stock Options for up to two (2) years after the date of separation. The exercise price of the options is equal to the quoted end of trading day market price of the underlying common stock at date of grant, which on February 13, 2019, was $3.80 per share.

Item 9.01.    Financial Statements and Exhibits.
None

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 14, 2019                     SHARPS COMPLIANCE CORP.

By: /s/ DIANA P. DIAZ
Vice President and Chief Financial Officer